SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

      Filed by the Registrant  |X|
      Filed by a party other than the Registrant

      Check the appropriate box:
      |_|   Preliminary proxy statement
      |_|   Confidential, for Use of the Commission
            Only (as permitted by Rule 14a-6(e)(2))
      |X|   Definitive proxy statement
      |_|   Definitive additional materials
      |_|   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             SILICONIX INCORPORATED
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

      |X|   No fee required.

      |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

            (1)  Title of each class of securities to which transaction applies:

            (2)  Aggregate number of securities to which transaction applies:

            (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

            (4)  Proposed maximum aggregate value of transaction:

            (5)  Total fee paid:

      |_|   Fee paid previously with preliminary materials.

      |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

            (1)  Amount previously paid:

            (2)  Form, Schedule or Registration Statement No.:

            (3)  Filing party:

            (4)  Date filed:

                             [Vishay Siliconix logo]




                             Siliconix incorporated
                              2201 Laurelwood Road
                          Santa Clara, California 95054

May 9, 2003


Dear Stockholder:

We are pleased to invite you to attend the 2003 Annual Meeting of Stockholders of Siliconix incorporated, which will be held in the main auditorium at the Company's corporate headquarters, 2201 Laurelwood Road, Santa Clara, California, on Thursday, June 12, 2003, at 2:00 p.m. California time.

The Annual Report for the year 2002 is enclosed. At the stockholders' meeting, we will discuss in more detail the subjects covered in the Annual Report as well as other matters of interest to stockholders.

The enclosed Proxy Statement explains the items of business to come formally before the meeting. As a stockholder, it is in your best interest to express your views regarding these matters. Whether or not you plan to attend the meeting, please date and sign the enclosed proxy card and return it promptly in the enclosed envelope, which requires no stamp if mailed in the United States. This will ensure the voting of your shares if you do not attend the meeting.

You may revoke any proxy you give at any time before it is exercised at the meeting.

Sincerely yours,



KING OWYANG
President and Chief
Executive Officer

                             SILICONIX INCORPORATED

                              2201 Laurelwood Road

                          Santa Clara, California 95054


            Notice of Annual Meeting of Stockholders-- June 12, 2003

TO THE STOCKHOLDERS OF SILICONIX INCORPORATED:

Notice is hereby given that the Annual Meeting of Stockholders of Siliconix incorporated will be held in the main auditorium at the Company's corporate headquarters, 2201 Laurelwood Road, Santa Clara, California, on Thursday, June 12, 2003 at 2:00 p.m. California time, for the following purposes:

      1.    To elect five directors for the ensuing year;

      2. To ratify the appointment of Ernst & Young LLP as the Company's independent public accountant for the fiscal year ending December 31, 2003; and

      3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors intends to nominate as directors those individuals listed in the attached Proxy Statement under the heading "Nominees." April 25, 2003 has been fixed as the record date for the determination of stockholders entitled to vote at the Annual Meeting and to receive notice thereof.

BY ORDER OF THE BOARD OF DIRECTORS


DAVID M. ACHTERKIRCHEN
Secretary

Santa Clara, California
May 9, 2003

Please date, sign, and return the enclosed proxy in the enclosed envelope.
If you plan to attend the meeting in person, please indicate this by checking the space provided on the proxy.

                                TABLE OF CONTENTS


SOLICITATION AND VOTING RIGHTS..........................................    1

PROPOSAL 1-- ELECTION OF DIRECTORS......................................    2

DIRECTORS' MEETINGS AND COMMITTEES......................................    3

REPORT OF AUDIT COMMITTEE...............................................    4

SECURITY OWNERSHIP......................................................    5

COMPENSATION OF OFFICERS AND DIRECTORS..................................    6

REPORT OF COMPENSATION COMMITTEE........................................    7

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..........................    9

STOCK PERFORMANCE GRAPH.................................................    9

PROPOSAL 2 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT
PUBLIC ACCOUNTANT.......................................................   10

STOCKHOLDER PROPOSALS...................................................   11

COMPLIANCE WITH SECTION 16 OF THE SECURITIES
EXCHANGE ACT OF 1934....................................................   11

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K..............................   12

OTHER MATTERS...........................................................   12

FORM OF PROXY CARD......................................................   A-1

                                 PROXY STATEMENT

                                ----------------

                        ANNUAL MEETING OF STOCKHOLDERS OF

                             SILICONIX INCORPORATED

                                  June 12, 2003

                                  ------------

                         SOLICITATION AND VOTING RIGHTS

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of your proxy for use at the Annual Meeting of Stockholders on Thursday, June 12, 2003, at 2:00 p.m. California time, and at all adjournments thereof, for the purposes set forth in the attached Notice of Annual Meeting of Stockholders. This Proxy Statement is first being distributed to stockholders on approximately May 9, 2003. The Company will pay all expenses incurred in connection with this solicitation, including postage, printing, handling, and the actual expenses incurred by brokerage houses, custodians, nominees, and fiduciaries in forwarding proxy material to beneficial owners.

The Company, a corporation existing and organized under the laws of the State of Delaware, has one class of equity securities issued and outstanding, consisting of 29,879,040 shares of common stock, $0.01 par value (the "Common Stock"). All of the shares of Common Stock are voting shares, but only those stockholders of record as of the record date, April 25, 2003, will be entitled to notice of and to vote at the meeting and at any and all postponements or adjournments thereof. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder of record on each matter that may come before the meeting.

The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting will constitute a quorum for the purpose of transacting business at the meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.

You may vote either FOR or WITHHOLD your vote for the election of the nominees as directors under Proposal One, and you may vote FOR, AGAINST, or ABSTAIN from voting on Proposal Two. Abstentions will have no effect on the election of directors under Proposal One but will have the legal effect of votes AGAINST Proposal Two. Votes withheld will have no legal effect on Proposal Two. Broker non-votes will have no legal effect on either Proposal One or Proposal Two.

The shares represented by the accompanying proxy will be voted as directed with respect to each of the proposals set forth in this Proxy Statement, or, if no direction is indicated, your shares will be voted FOR such proposals. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised. Proxies may be revoked by giving written notice of the revocation to the Secretary of the Company, by signing and timely returning another proxy card bearing a later date, or by attending the Annual Meeting and voting in person.

The "Company" and "Siliconix" refer to Siliconix incorporated, a Delaware corporation.


                       PROPOSAL 1 -- ELECTION OF DIRECTORS

At the Annual Meeting of Stockholders to be held on Thursday, June 12, 2003, the Company will present a slate of five nominees for election to the Board of Directors. Except as hereinafter stated, management will vote the shares represented by the enclosed proxy FOR the five nominees to the Board of Directors named below, unless indication to the contrary is marked thereon. In the event of the death, disqualification, refusal or inability of any of such nominees to serve, it is the intention of the persons named in the enclosed proxy to vote for the election of such other person or persons as the persons named in the enclosed proxy determine in their discretion. The Board of Directors has no reason to believe that the named nominees will be unable or will decline to serve if elected. The election of each nominee requires a plurality of votes cast.

The Board of Directors recommends a vote FOR all of the nominees.

Nominees

The following sets forth the name, age and principal occupation of each nominee, his or her position with the Company and business experience during the past five years, and the year each was first elected a director of the Company.

King Owyang         57  President and Chief Executive Officer of the Company
                        since 1998; Executive Vice President, Technology and
                        Silicon Operations of the Company from 1992 to 1998;
                        director of Siliconix since 1998.

Christine P. Heiss  36  Vice President, Pharus Advisors, LLC since 2003; Vice
                        President, Shattuck Hammond Partners LLC during 2002; Vice President, PricewaterhouseCoopers Securities, LLC from 2000 to 2002 and from 1996 to 1999; Vice President, Amherst Capital Partners, LLC from 1999 to 2000; director of Siliconix since 2001.

Mark Segall         40  Co-CEO of Investec Inc. since 2002; President and CEO of
                        Investec PMG Capital Corp. from 2001 to 2002; Senior
                        Vice President, Director of Investment Banking, and
                        General Counsel at Investec Ernst & Company, the United
                        States subsidiary of Investec Bank Ltd., an international specialist bank, from 1999 to 2001;
                        partner with the law firm of Kramer Levin Naftalis &
                        Frankel LLP, New York, New York, specializing in international mergers and acquisitions and securities matters from 1991 to 1999; serves on the Board of Directors of Integrated Asset Management, Greg Manning
                        Auctions, Inc., and Trident Rowan Group, Inc.; director of Siliconix since 2000.

Glyndwr Smith       64  Assistant to the CEO and Senior Vice President,
                        Marketing Intelligence of Vishay Intertechnology, Inc.
                        since 1991; director of Siliconix since 1998.

Timothy V. Talbert  56  Senior Vice President and Chief Credit Officer of Lease
                        Corporation of America since 2000; Senior Vice President and Director of Asset Based Lending and Equipment Leasing of Huntington National Bank from 1997 to 2000; prior to that, served in a variety of positions with Comerica Bank for more than 20 years; director of Siliconix since 2001.


                       DIRECTORS' MEETINGS AND COMMITTEES

The Board of Directors met three times in 2002 and took action by unanimous written consent on two occasions. In addition, members of the Board of Directors consulted informally by telephone and in person on numerous occasions during the year. All directors except Lori Lipcaman (who is not standing for reelection to the Board of Directors) attended at least 75% of the meetings of the Board of Directors and of the committees, if any, of which he or she was a member.

Audit Committee
---------------

The Audit Committee of the Board of Directors consists of Christine Heiss, Mark Segall, and Timothy Talbert, all of whom have been determined to meet the independence requirements and other criteria established by Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. The roles and responsibilities of the Audit Committee are set forth in a written Amended and Restated Audit Committee Charter that has been adopted by the Board of Directors, a copy of which was attached to the Company's proxy statement pertaining to its 2001 Annual Meeting of Stockholders. The Audit Committee met seven times in 2002.

Management is responsible for the Company's internal controls, the financial reporting process, and preparation of the consolidated financial statements of the Company. The Company's independent auditors are responsible for, among other things, performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. It is the responsibility of the Audit Committee to monitor and oversee these processes. See also "Report of Audit Committee" below.

Compensation Committee
----------------------

The members of the Compensation Committee of the Board of Directors are Christine Heiss, Mark Segall, and Timothy Talbert. The principal functions of this committee are to consider recommendations as to remuneration arrangements, including bonuses, for officers and other employees, and to advise thereon. The members of the Committee met twice in 2002 and considered, approved, and ratified actions taken by Siliconix management pertaining to compensation in 2002. See also "Report of Compensation Committee" below.

Nominating Committee
--------------------

The members of the Nominating Committee of the Board of Directors are Christine Heiss, Mark Segall, and Timothy Talbert. This Committee was created by the Board of Directors in March 2003 (and accordingly did not meet in 2002) to facilitate the selection of a "financial expert" to serve on the Board of Directors and the Audit Committee as mandated by the recently adopted Securities and Exchange Commission requirements regarding the composition of Audit Committees of publicly traded companies. These regulations will become applicable to the Company in 2004. The Nominating Committee will also consider nominees to the Board of Directors recommended by security holders. In order to submit such a recommendation, a security holder should submit an appropriate stockholder proposal. See "Stockholder Proposals" below.

                            REPORT OF AUDIT COMMITTEE

In fulfilling its oversight duties, the Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2002 with management and the independent auditors, Ernst & Young LLP. The Audit Committee also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). This discussion included the independent auditors' judgments as to the quality, not just the acceptability, of the Company's accounting principles, as well as such other matters required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and discussed with Ernst & Young LLP the firm's independence. The Audit Committee also considered the compatibility of non-audit services provided to the Company by Ernst & Young LLP with the maintenance of the firm's independence.

Based upon the above review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of Ernst & Young LLP as the Company's independent auditors for fiscal year 2003 (See Proposal 2).

Respectfully submitted,

The Audit Committee

Christine Heiss
Mark Segall
Timothy Talbert

The foregoing Report of the Audit Committee does not constitute soliciting material and is not filed or deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the

Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the Report by reference in any such document.


                               SECURITY OWNERSHIP

The following table shows the amount of Common Stock of the Company beneficially owned, as of April 25, 2003, by the only persons who to the knowledge of the Company are the beneficial owners of more than 5% of the outstanding Common Stock of the Company. Such persons have sole investment and voting power with respect to the shares shown.

Name and Address                  Amount Beneficially
of Beneficial Owner                      Owned                  Percent of Class
-------------------               -------------------           ----------------

Vishay TEMIC Semiconductor             24,030,000                    80.4%
Acquisition Holdings Corp.
   63 Lincoln Highway
   Malvern, PA  19355

FMR Corp.                               2,234,433                     7.5%
   82 Devonshire Street
   Boston, MA  02109

The following table shows the number and percentage of shares of Common Stock beneficially owned, as of April 25, 2003, by (i) each current director and nominee for director, (ii) each executive officer of the Company, and (iii) all directors, nominees for director, and executive officers as a group. Each person has sole investment and voting power with respect to the shares shown.

                                      Amount Beneficially
Name of Beneficial Owner                    Owned            Percent of Class
------------------------              -------------------    ----------------

Nick Bacile                                  45                      *
Lori Lipcaman                                 0                     --
King Owyang                                 4,261                    *
Mark Segall                                   0                     --
Glyndwr Smith                                 0                     --
Timothy V. Talbert                            0                     --
Christine P. Heiss                            0                     --
All directors, nominees and                 4,306                    *
  executive officers as a group
  (seven persons)

-------------------
*Less than 1%.

                     COMPENSATION OF OFFICERS AND DIRECTORS

The following table shows, as to the Chief Executive Officer and the Company's only other executive officer (collectively, the "Named Executive Officers"), information concerning compensation paid for services to the Company in all capacities during the fiscal year ended December 31, 2002, as well as the total compensation paid to each such individual for the Company's previous two fiscal years (if such person was the Chief Executive Officer or an executive officer, as the case may be, during any part of such fiscal year).


                                            Summary Compensation Table
                                            --------------------------
                                                                                   Long Term
                                                  Annual Compensation            Compensation
                                                  -------------------            ------------
Name and                                                         Other Annual                     All Other
Principal Position            Year      Salary        Bonus      Compensation    LTIP Payouts     Compensation (1)
------------------            ----      ------        -----      ------------    ------------     ----------------

King Owyang                    2002    $392,468      $166,908         (2)              0             $  45,789
   President and CEO           2001    $393,224      $165,289         (2)              0             $  17,234
                               2000    $393,224      $174,340         (2)              0             $ 184,938(3)

Nick Bacile                    2002    $261,758      $ 74,828         (2)              0             $  45,789
   Executive Vice President    2001    $255,209      $ 10,700         (2)              0             $  17,234
   (4)                         2000    $220,243      $144,927      $ 38,514(5)         0             $  76,312

--------------------
(1) The Company does not have any stock option or stock purchase plans, although options to purchase shares of common stock of Vishay Intertechnology, Inc. ("Vishay") have been issued to certain executive officers under the Vishay Intertechnology 1998 Stock Option Program. No such options, however, were granted in 2002. See "Option Exercises in Fiscal 2002 and Fiscal 2002 Year-End Values" below. All Other Compensation includes Company contributions to the individuals' respective Tax Deferred Savings Plan ("TDSP") and Profit Sharing Plan ("PSP") accounts, and payment by the Company of group term life insurance premiums on their behalf. In 2002 these amounts were the same for both of the Named Executive Officers: TDSP - $6,000; PSP - $38,241; insurance - $1,548.
(2) Other Annual Compensation includes amounts paid for car allowances and for reimbursement of medical expenses. In these cases, the amounts totaled less than the lesser of (i) 10% of each officer's annual salary plus bonus for the respective year or (ii) $50,000.
(3) This amount includes $108,626 of compensation for accrued but unused vacation time.
(4) Mr. Bacile became Executive Vice President in September 2000. Prior to that he served as Senior Vice President of the Company's Standard Products Unit.
(5) This amount includes $12,647 for a car allowance, $10,867 for reimbursement of medical expenses, and $15,000 for employee referral bonuses.

Options Granted During Fiscal 2002
----------------------------------

No options to purchase Vishay's common stock were granted to the Named Executive Officers by Vishay under the Vishay Intertechnology 1998 Stock Option Program in the fiscal year ended December 31, 2002.

Option Exercises in Fiscal 2002 and Fiscal 2002 Year-End Values
---------------------------------------------------------------

The following table shows, as to the Named Executive Officers, information concerning the number and value of the Vishay stock options held by those persons at December 31, 2002. Neither Named Executive Officer exercised any options during the year ended December 31, 2002.


Neither Named Executive Officer exercised any options during the year ended
December 31, 2002.


                 Number of Securities    Number of Securities
                     Underlying          Underlying Unexercised    Value of Unexercised     Value of Unexercised
                     Unexercised               Exercisable             Exercisable             Unexercisable
   Name          Exercisable Options      Unexercisable Options    In-the-Money Options    In-the-Money Options
-----------      -------------------     ----------------------    --------------------    --------------------

King Owyang             28,000                   74,500                  $83,700                 $41,850
Nick Bacile             13,168                   21,832                     0                       0

Directors' Compensation

During 2002, directors not affiliated with either Siliconix or Vishay were paid an annual fee of $25,000 as well as $2,500 plus out-of-pocket expenses for each Board meeting and committee meeting they attended. Directors who are also employees of the Company or Vishay do not receive any additional compensation for their service as directors.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors consists of Christine Heiss, Timothy Talbert, and Mark Segall, all of whom are non-employee directors and all of whom also serve on the Audit and Nominating Committees of the Board of Directors.


                        REPORT OF COMPENSATION COMMITTEE

The responsibilities of the Compensation Committee are to review and ratify:

    o   salary levels for all executives of the Company,

    o   the Company's Key Professional Incentive Bonus Plan,

    o   general wage increase targets for each fiscal year, and

    o   special bonuses or awards.

The members of the Committee met twice in 2002 and considered, approved, and ratified actions taken by Siliconix management pertaining to compensation in 2002.

Executive Compensation Generally

Executive compensation in 2002 was considered, approved, and ratified by the Compensation Committee. In 2002, executives of the Company were compensated by base salary and annual cash incentives (under the Key Professional Incentive Bonus Plan), as well as other benefits generally offered to executives by large corporations, such as car allowances and reimbursement of certain expenses. The amount paid to any participant in the Key Professional Incentive Bonus Plan was a measure of two annual performance components, (i) achievement of corporate objectives, which consisted of several components and varied by department for all participants in the Plan, and (ii) achievement of personal goals, which were unique for each individual participant. If a target objective was not met, its contribution to the awards to be made was eliminated and the bonus pool was correspondingly reduced.

The Compensation Committee evaluated both Company and individual executive performance against the Company's plan for the year and surveyed like industry practices at each facility location. Performance against plan was the easiest measure to use since the Company prepares a three-year plan each year. The general Company performance, as well as individual performance, was used to establish relative contribution for each executive.

The more difficult task in determining executive compensation was determining levels relative to like industry practices within the community. The Company contracted with a local compensation consulting firm in order to determine low, average and high compensation levels for each executive position. These relative numbers take into account such factors as company location, company size, individual responsibilities and other executive benefits. The consulting firm's report included salaries, bonuses and total compensation. This report was then used by the Compensation Committee to evaluate appropriate salary changes and bonuses for the current year.

Cash compensation has historically been the primary tool that the Company has used to attract and hold outstanding executives. In the past, certain Siliconix executives have been granted options to purchase Vishay common stock under the Vishay Intertechnology 1998 Stock Option Program. No such options were granted, however, in 2002. Since the Northern California community, in which most of the Company's senior personnel are located, is very accustomed to generous stock option plans, the Board of Directors as well as the Compensation Committee determined that the Company should maintain salaries and bonuses at the upper end of community levels to permit Siliconix to retain its capable staff. The Company's policy has historically been to pay its senior executives cash compensation at no less than the 75th percentile of cash compensation of comparable executives in the Silicon Valley.

2002 Compensation of the President and CEO

Dr. Owyang's base salary for 2002 was evaluated by the Compensation Committee largely in accordance with the principles described above. The Committee felt it was appropriate to compensate Dr. Owyang at the upper end of base salary levels for Presidents and CEOs generally, based upon the report of the Company's compensation consultants.

Dr. Owyang's bonus under the Key Professional Incentive Bonus Plan reflected achievement of 96% of his personal goals and 108% of the corporate objectives for 2002. The bonus under the Plan was determined in accordance with the formula mandated thereby.

Respectfully submitted,

The Compensation Committee

Christine Heiss
Mark Segall
Timothy Talbert

The foregoing Report of the Compensation Committee does not constitute soliciting material and is not filed or deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the Report by reference in any such document.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In December 2002, the Company invested $75 million of excess cash with Vishay to provide the Company with short-term interest income at a higher interest rate than was otherwise available to the Company. The investment with Vishay bore interest at an annual rate of 3.025% and was callable by the Company at any time. In January 2003, Vishay repaid the $75 million, plus interest, to the Company.

In March 2003, the Company invested $70 million of excess cash with Vishay to provide the Company with short-term interest income at a higher interest rate than was otherwise available to the Company. The investment with Vishay bore interest at an annual rate of 3.025% and was callable by the Company at any time. In April 2003, Vishay repaid the $70 million, plus interest, to the Company.

Vishay and Siliconix have entered into an agreement pursuant to which Vishay provides certain administrative and other services to Siliconix, including but not limited to corporate Information Technology support, network communication, tax services, administrative and accounting related matters, investor relations, legal services, and the handling of insurance coverage on a global basis. Siliconix paid Vishay $8,082,000 in respect of services rendered to Siliconix under this agreement in the year ended December 31, 2002.


                             STOCK PERFORMANCE GRAPH

The following graph shows a five-year comparison of cumulative total stockholder returns, assuming reinvestment of dividends, for the Company, the S&P 500(R) Index, and the S&P 500(R) Semiconductors Index. The total stockholder return assumes $100 invested on December 31, 1997 in Siliconix Common Stock, the S&P 500 Index, and the S&P 500 Semiconductors Index. Historic stock price performance is not necessarily indicative of future stock price performance, and any comparison or statement made in this analysis should not be considered a recommendation or comment relative to the purchase or sale of the Company's stock.

                               [stock price graph]











Company Name/Index                    1997          1998           1999          2000           2001          2002
                                      ----          ----           ----          ----           ----          ----

Siliconix                             $100         $  48           $306          $157           $191          $163
S&P 500(R)Index                       $100         $ 129           $156          $141           $125          $ 96
S&P 500(R)Semiconductors Index        $100         $ 168           $263          $206           $174          $ 86


                   PROPOSAL 2-- RATIFICATION OF APPOINTMENT OF
                          INDEPENDENT PUBLIC ACCOUNTANT

The Board of Directors proposes the ratification by the stockholders at the Annual Meeting of the accounting firm of Ernst & Young LLP as independent public accountant for the fiscal year ending December 31, 2003. Ernst & Young also served as the Company's independent public accountant for the fiscal years ended December 31, 2002 and 2001. One or more representatives of Ernst & Young are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they so desire, and to respond to appropriate questions from stockholders.

Fees Paid to Ernst & Young LLP

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Ernst & Young for fiscal year 2002.

Audit Fees (1)....................................................  $527,519
Financial Information Systems Design and Implementation Fees......         0
All Other Fees (2)................................................  $ 22,500
Total ............................................................  $550,019

----------------
(1) Audit services of Ernst & Young for 2002 consisted of the examination of the consolidated financial statements of the Company and quarterly review of financial statements.

(2) "All Other Fees" consisted of $22,500 for the audit of the Company's 401(k) plan.

In its review of non-audit services fees, the Audit Committee discussed with Ernst & Young its independence and considered, among other things, the possible effect of such non-audit services on the auditor's independence in the conduct of its auditing functions. The Board of Directors recommends that the stockholders vote for the ratification of the selection of Ernst & Young as independent public accountant for the Company for the year ending December 31, 2003.

Stockholder ratification of the selection of Ernst & Young as the Company's independent public accountant is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board of Directors will consider whether to retain that firm. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The Board of Directors recommends a vote FOR Proposal 2.


                              STOCKHOLDER PROPOSALS

Stockholder proposals must be received by the Company at its principal offices not later than January 9, 2004 in order for them to be considered for inclusion in the Company's Proxy Statement with respect to the 2004 Annual Meeting.


        COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

Directors, executive officers, and persons who beneficially own more than ten percent of the Company's Common Stock are required to comply with Section 16 of the Securities Exchange Act of 1934, which requires generally that such persons file reports with the Securities and Exchange Commission to report their ownership of and transactions in the Company's Common Stock. The Company believes, based solely on a review of the copies of such reports received by the Company, that all Section 16 filers timely filed all required reports under
Section 16 of the Exchange Act with respect to events and transactions that occurred in the fiscal year ended December 31, 2002.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

Upon receipt of a written request from any stockholder, the Company will provide such stockholder, without charge, a copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2002, including the financial statements and the schedule thereto. Stockholders desiring a copy of Form 10-K should send their written request to the Secretary, Siliconix incorporated, 2201 Laurelwood Road, Santa Clara, California 95054. If a stockholder making such a request is not a record owner of the Company's Common Stock, the request of such stockholder must contain a good faith representation that, as of April 25, 2003, such stockholder was a beneficial owner of Common Stock.


                                  OTHER MATTERS

The only business that the Board of Directors intends to present to the meeting is the election of a Board of Directors for the ensuing year and the ratification of the Company's independent public accountant for the current year. The Board of Directors is not aware at the time of solicitation of the enclosed proxy of any other matter that may be presented for action at the meeting. In the event that any other matter should come before the meeting for action, management will vote the enclosed proxy in such manner as the named proxies determine in accordance with their best judgment.


BY ORDER OF THE BOARD OF DIRECTORS

DAVID M. ACHTERKIRCHEN
Secretary

May 9, 2003

                               FORM OF PROXY CARD
                               ------------------

                             SILICONIX INCORPORATED
                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 12, 2003
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints and constitutes Glyndwr Smith and King Owyang, or either of them, as proxies, each with full power of substitution, to represent and to vote, as designated below, all shares of the Common Stock of Siliconix incorporated held by the undersigned at the Annual Meeting of Stockholders to be held on Thursday, June 12, 2003, at 2:00 p.m. California time, or at any adjournment or adjournments thereof, for the following purposes, described in the Proxy Statement dated May 9, 2003, accompanying the notice of said meeting:

                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.

Please mark your votes as indicated in this example using dark ink only  [X]

1.   ELECTION OF DIRECTORS.

      C. Heiss, K. Owyang, M. Segall, G. Smith, T. Talbert

      FOR all nominees          WITHHOLD AUTHORITY          FOR all nominees
                              to vote for all nominees    except: _____________

           [ ]                         [ ]                         [ ]


2.    RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP.

           FOR                      AGAINST                     ABSTAIN

           [ ]                         [ ]                        [ ]


3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed hereby by the undersigned stockholder. If no direction is made, the proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposal 2. Receipt is hereby acknowledged of the Notice of Annual Meeting of Stockholders and Proxy Statement dated May 9, 2003 and the Annual Report for the year 2002.

I plan to attend the meeting  [   ]

I do not plan to attend the meeting       [   ]

________________________          Dated    ___________________, 2003
      Signature(s)



________________________
     Print Name(s)



Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.




                                      A-2